EFiled: May 07 2013 03:45PM EDT
Transaction ID 52161362
Case No. 8531-

VERIFICATION

STATE OF NEW YORK)
) SS.
COUNTY OF WESTCHESTER)

Karen Singer, being duly sworn, deposes and says that she is the trustee of Singer Children's Management Trust (the "Trust"); that the Trust is the sole member of HWH Lending, LLC (the "Plaintiff"); that she is authorized in such capacity to execute this Verification on behalf of the Plaintiff; that she has reviewed the Verified Complaint; and that the facts contained therein are true and correct to the best of her knowledge, information and belief.

Karen Singer

SWORN TO AND SUBSCRIBED before me this 7th day of ~~April~~ May 2013.

Deborah Scarnati
Notary Public

My Commission Expires: 8/11/13

DEBORAH SCARNATI
NOTARY PUBLIC-STATE OF NEW YORK
No. 01SC5083369
Qualified in Westchester County
My Commission Expires August 11, 2013

EFiled: May 07 2013 03:45PM EDT
Transaction ID 52161362
Case No. 8531-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HWH LENDING, LLC, derivatively on behalf OF HEALTHWAREHOUSE.COM, INC. Plaintiff, v. LALIT DHADPHALE, YOUSSEF BENNANI, and JOSEPH SAVARINO, Defendants, and HEALTHWAREHOUSE.COM, INC., a Delaware corporation, Nominal Defendant.	:	C.A. No.

VERIFIED COMPLAINT

Plaintiff HWH Lending, LLC ("HWH Lending" or "Plaintiff"), derivatively on behalf of HealthWarehouse.com, Inc. (the "Company"), for its Verified Complaint (the "Complaint"), alleges as follows:

NATURE OF THE ACTION

1. Plaintiff, as a shareholder of the Company, brings this action on behalf of the Company against Defendants Lalit Dhadphale ("Dhadphale"), Youssef Bennani ("Bennani"), and Joseph Savarino ("Savarino" and, together with Dhadphale and Bennani, the "Director Defendants") seeking: (i) a determination that the Director Defendants have breached their fiduciary duties; and (ii) recovery of all damages arising therefrom. The Director Defendants have repeatedly breached their fiduciary duties by failing to hold annual meetings of stockholders, failing to keep the Company current on its reporting obligations with the Securities

and Exchange Commission ("SEC"), permitting improper advances of funds to a convicted felon, continuing to pay the convicted felon a salary after his forced resignation from the Company, approving a financing arrangement that provides no significant benefit to the Company, and ignoring a more favorable loan proposal for the Company.

THE PARTIES

2. HWH Lending is a Delaware limited liability company. HWH Lending is the record owner of at least (i) 716,484 shares of common stock of the Company and (ii) 189,796 shares of Series B Preferred Stock of the Company. HWH Lending has been a shareholder of the Company at all times relevant herein.

3. The Company is a corporation organized under the laws of the State of Delaware, with its principal place of business at 7107 Industrial Road, Florence, Kentucky, 41047. The Company's registered agent is National Registered Agents, Inc., 160 Greentree Dr., Ste. 101, Dover, Delaware 19904.

4. Dhadphale is the co-founder of the Company, and has served as the Company's President and Chief Executive Officer ("CEO") since the Company's inception. Dhadphale is a member of the Company's Board of Directors.

5. Bennani is a member of the Company's Board of Directors and Chair of its Audit Committee. On information and belief, Bennani also acted as interim Chief Financial Officer ("CFO") of the Company from April to September 2012.

6. Savarino is a member of the Company's Board of Directors.

7. The Director Defendants constitute a majority of the Company's 5-member Board of Directors (the "Board").

DEMAND IS FUTILE

8. Plaintiff need not make demand upon the Company's Board of Directors to bring these claims because such demand would be futile.

9. The Director Defendants are not disinterested or independent. As alleged herein, the Director Defendants, in failing to hold annual stockholders meetings and in failing to maintain compliance with the Company's public filing obligations, are acting out of an overriding personal interest to entrench themselves as directors and maintain their control over the Company.

10. Furthermore, as alleged herein, the Director Defendants have conducted Company affairs to comport with the interests of Michael Peppel ("Peppel"), an original owner of the Company and the son of the managing member of Cape Bear Partners LLC ("Cape Bear"), which is presently the beneficial owner of approximately 12% of the Company's outstanding common stock. In 2010, Peppel, as Chairman and CEO of MCSi, Inc. ("MCSi"), an Ohio-based technology company, pled guilty to charges of money laundering and conspiracy to commit securities fraud, among other charges. Yet, as set forth herein, the Director Defendants continued to permit Peppel to influence and, at times, direct the Company's business affairs and to be compensated for such efforts through relaxed internal controls.

11. Additionally, Savarino and Bennani are beholden to Dhadphale. Upon information and belief, Savarino is involved in a number of businesses with Dhadphale. In 2007, Savarino and Dhadphale formed Lake Las Vegas Live, which offers a daily blog, real estate news, and other general information about the Lake Las Vegas area. Prior to that, in 1999, Dhadphale founded Zengine, Inc. ("Zengine"), an e-business software provider, where Savarino

served as Zengine's President, CEO and Director until the company was sold in 2002 to Peppel's company, MCSi.

12. As to Bennani, on information and belief, Dhadphale made him interim CFO of the Company on or about April 2012. Also around this time, in response to issues raised by the Company's auditors as discussed further herein, Dhadphale tasked Bennani with leading an investigation of the Company's internal controls. In connection with these roles, Bennani was well compensated, receiving at least approximately $120,000 over the course of the year. Additionally, on one or more occasions, Dhadphale permitted Bennani, a New York resident, to stay at his home when visiting the Company's offices.

13. Demand is also futile because, as alleged herein, the Director Defendants' recent approval of a loan transaction with Melrose Capital Advisors, LLC ("Melrose") was not a valid exercise of business judgment.

14. Furthermore, one of the two non-defendant directors, John Backus ("Backus"), recently submitted his resignation by letter dated April 29, 2013. In the letter, Backus expresses no confidence in the Company's strategic direction and complains that he has not been able to obtain, despite repeated requests, any real visibility into the operations or management of the Company. As Backus explains, he tried to effect constructive change, but his efforts "have been blocked on repeated occasions by Company management and by a sympathetic majority of the Board," namely, the Director Defendants.

15. Plaintiff has no adequate remedy at law.

JURISDICTION

16. This Court has jurisdiction over the present action pursuant to 10 *Del C.* § 341. This Court has personal jurisdiction over Defendants pursuant to 10 *Del. C.* § 3114, as Defendants are directors of a Delaware corporation sued for acts performed in their capacity as directors.

FACTUAL BACKGROUND

A. Company Background

17. The Company is a licensed virtual retail pharmacy with operations based in Kentucky. The Company sells brand name and generic prescription drugs and over-the-counter medical products through its website: www.healthwarehouse.com.

18. On information and belief, the Company was formed in 2007 and, at that time, was privately owned by Dhadphale and Peppel, among others.

19. In or about May 2009, the Company merged with Clacendix, Inc. ("Clacendix"). As a result of the merger, the Company became a wholly-owned subsidiary of Clacendix, and the former shareholders of the Company acquired a majority of Clacendix's stock. The merged entity changed its name to Healthwarehouse.com and adopted the stock symbol "HEWA," which stock currently trades on the OTCQB Market Tier.

20. The Company is licensed as a mail-order pharmacy for sales to all 50 states and the District of Columbia. Its target customers have typically been uninsured and under-insured consumers who require daily medications. The Company's service, however, is currently expanding into well-insured and other mainstream consumers of prescription medications.

B. Formation of the Board of Directors

21. Dhadphale has been a member of the Company's Board since its inception and has served as Chairman since May 2009.

22. Bennani joined the Board in November 2009, and Savarino became a Board member in December 2010. The Director Defendants, constituting a majority of the Company's 5-member Board, have effectively controlled all Company decisions and, by their acts and omissions, have mismanaged the Company's business affairs.

C. Failure to Conduct Stockholder Annual Meetings

23. Under Delaware law, a corporation is required to hold an annual meeting of stockholders for the election of directors, unless directors are elected by written consent of the stockholders in lieu of an annual meeting. 8 *Del. C.* § 211(b).

24. The Company's bylaws also require annual meetings for the election of directors to be conducted within 13 months of the last annual meeting.

25. Notwithstanding the Company's obligations under Delaware law and its bylaws, the Company has not conducted an Annual Meeting since 2007.

26. Specifically, the Company's last annual meeting was held on December 31, 2007.

27. Further, no action has been taken by written consent in lieu of an annual meeting to elect the Company's directors.

28. Accordingly, since 2007, the Company's stockholders have been deprived of their right to elect new directors.

29. Plaintiff and the non-defendant directors have made requests upon the Board to convene an annual meeting for the election of directors.

30. The Director Defendants have purposefully prevented such meetings in order to maintain their control over the Company.

31. On March 20, 2013, Plaintiff filed with this Court a Verified Complaint to Compel an Annual Meeting of Stockholders pursuant to 8 *Del. C.* § 211, Case No. 8427-VCN.

32. The Board did not disclose the existence of this lawsuit in a Current Report on Form 8-K, which companies are required to file with the SEC to notify investors of any material event within four (4) business days after such event. The lawsuit was finally disclosed in the Company's recent quarterly filing on April 22, 2013. As noted in Backus' resignation letter, the Company filed a response to this lawsuit without consulting the Board.

33. The Director Defendants, in failing to hold annual meetings of stockholders, have prevented the Company's stockholders from being fully informed of the Company's financial condition and from selecting and/or replacing the Company's directors.

D. Failure to Comply with SEC Filing Obligations

34. The Company is delinquent in issuing its annual report and audited financial statements as required by SEC rules.

35. The Company has yet to issue its annual report to the SEC ("Form 10-K") for the fiscal year ending December 31, 2012. The Company only recently filed, on April 22, 2013, its quarterly report to the SEC ("Form 10-Q") for the period ending September 30, 2012, which was due over five months ago.

36. The Company has yet to issue its audited financial statements for the fiscal year ending December 31, 2012.

37. On information and belief, the Director Defendants have purposely prevented the Company from complying with its SEC filing obligations and have used such non-compliance as grounds for not conducting an annual stockholders' meeting.

38. The Director Defendants, in failing to keep the Company current on its SEC filing obligations, have prevented the Company's stockholders from being fully informed of the Company's financial condition.

39. The Company has also sustained monetary damages as a result of the delinquent annual report and audited financial statements, including but not limited to expenses incurred in retaining counsel to bring the Company into compliance with its filing requirements.

E. Lack of Internal Controls and Unauthorized Advances to Peppel

40. In its last Form 10-K to the SEC for the fiscal year ending December 31, 2011, the Company reported that its auditors were not able to complete the audit of the Company's financial statements prior to issuance of the Form 10-K. The auditors indicated that, "primarily due to material weaknesses and other deficiencies in the Company's control environment," they were unable to reach conclusions on unresolved items in their audit.

41. As a result of the auditors' findings, the non-management members of the Board conducted a review of the unresolved items and control deficiencies identified by the auditors with the assistance of an independent third-party (the "Review").

42. Based on the Review, it was discovered that between 2009 and April 2012, the Company made unauthorized advances to Peppel. Although Peppel had no official title with the Company, on information and belief, at all relevant times herein, he functioned as a CEO and, along with Dhadphale, made all operational decisions for the Company.

43. The Company's advances to Peppel totaled approximately $389,000 and took various forms, including unauthorized related party transactions with a business partly owned by a member of Peppel's household (the "Related Party").

44. The Review also revealed that the Company's controls, policies and procedures relating to the use of Company credit cards and bank accounts and the reimbursement of employee business expenses were not adequate. Indeed, the Review uncovered that Peppel and his wife were using corporate and non-corporate credit cards to fund personal expenses, which the Company paid and improperly posted to its profit and loss account.

45. On information and belief, the Director Defendants knew or should have known about the Company advances to Peppel and his personal use of Company credit cards.

46. In addition, at the time Peppel was receiving these Company benefits, he was facing criminal charges as part of a 32-count indictment alleging stock fraud and money laundering of tens of millions of dollars. *See United States v. Peppel*, No. 06-cr-196, 2008 WL 687125 (S.D. Ohio March 10, 2008). In 2010, Peppel pled guilty to charges of money laundering, willful false certification of a financial report by a corporate officer, and conspiracy to commit securities, mail and wire fraud. *See* Press Release, Office of United States Attorney, Carter M. Stewart, Southern District of Ohio, "Former Computer Company CEO Pleads Guilty to Conspiracy, Securities Fraud, Money Laundering," August 11, 2010.

47. Peppel has yet to repay approximately $155,000 of the total sum advanced to him by the Company.

48. As a result of the Review, the Company pressured Peppel to resign in or about April 2012 and discontinued business with the Related Party. Furthermore, as a result of his criminal conviction, the SEC has barred Peppel from ever again serving as a director or officer of a public company. Yet, on information and belief, the Director Defendants, and Dhadphale in particular, continue to permit Peppel to be actively involved in the day-to-day affairs of the Company and to be compensated by the Company.

49. On information and belief, Dhadphale advances a portion of his salary and other Company compensation to Peppel.

50. On information and belief, Dhadphale sought and obtained an increase in his compensation for the sole purpose of advancing funds to Peppel.

51. In his recent resignation letter, Backus lists, as one his reasons for discontinuing his service as a director, the Company's continued "inappropriate relationship" with Peppel.

F. Melrose Loan Agreement

52. As reported in the Company's last Form 10-Q for the period ending September 30, 2012, the Company's total liabilities are approximately $8.4 million, as compared to its total assets of approximately $1.7 million. The Form 10-Q further states that the Company has negligible cash and a working capital deficiency of $7,659,552, and that this lack of liquidity and capital resources "raise substantial doubt about the Company's ability to continue as a going concern."

53. The Form 10-Q also states that "the material weaknesses identified [in the Review] continue to exist and the Company's internal control over financial reporting was not effective."

54. On or about February 21, 2013, the Company's Chief Financial Officer, Eduardo Altamirano ("Altamirano"), announced his resignation. In his resignation letter, Altamirano explained the reason for this resignation: "I do not think I have been permitted to take the appropriate measures that were or are necessary to solidify the Company's optimal financial position … nor have I been allowed to exercise the full responsibilities required as an officer of the Company."

55. The Board subsequently appointed Dhadphale, the Company's current President and CEO, as Interim Principal Financial Officer.

56. On information and belief, in or about March 2013, Dhadphale recommended that the Board authorize Peppel to seek financing on behalf of the Company and, if successful, pay Peppel a finder's fee. While Dhadphale's recommendation was never subject to a formal Board vote, Dhadphale, with the support of the other Director Defendants, authorized Peppel to explore potential financing arrangements for the Company.

57. On information and belief, shortly thereafter, Peppel met with Dhadphale and identified Melrose as a potential source of funding for the Company.

58. Prior to March 2013, the Company had no relationship with Melrose.

59. Peppel, on the other hand, had a pre-existing relationship with Melrose. In the criminal case against Peppel discussed above, it was disclosed that Peppel maintained an account at Melrose through which he facilitated his money laundering activities.

60. The Director Defendants acted on Peppel's urging and began discussions with Melrose regarding a potential financing arrangement for the Company.

61. The Director Defendants and Melrose came to an agreement on the terms of the contemplated loan, which were documented in a Security Agreement and Promissory Note (collectively, the "Melrose Agreements"). The Melrose Agreements provide that the Company will borrow $500,000 from Melrose on a senior secured basis (the "Melrose Loan"). Pursuant to the Melrose Agreements, interest on the Melrose Loan will accumulate at a floating rate equal to the Prime Rate (announced from time to time by PNC Bank, N.A.) plus 4.25%, per annum. The Company will be required to make interest payments on the first day of every month until the Melrose Loan matures on or around February 1, 2015. The Company's obligations under the

Melrose Loan will be secured by a priority lien in favor of Melrose on substantially all of the Company's assets.

62. On March 28, 2013, the Board voted to approve the Melrose Loan.

63. Given the Company's troubled financial condition, the $500,000 Melrose Loan provides no significant benefit to the Company. Melrose, on the other hand, will receive more value in warrants than the value of the loan itself. In consideration of the Loan, the Company granted Melrose a warrant to purchase 750,000 shares of the Company's common stock. The warrant contains a cashless exercise feature, which may be exercised in whole or in part and from time to time for a term of five years from its grant date. Melrose exercised the warrant on April 1, 2013, just four days after Board approval, in a "cashless" transaction, receiving 573,826 "net" shares of common stock valued at approximately $860,000. When combined with the Company's repayment of the loan, Melrose will receive a total benefit of $1.36 million, plus interest on the Loan.

64. On information and belief, the Director Defendants did not adequately disclose the existence and terms of the warrant to the other Board members.

65. The Board approved the Melrose Loan despite receiving an alternative loan proposal from HWH Lending which provided more working capital and did not include such onerous warrant terms. HWH Lending offered to make a secured loan to the Company in the amount of $1,500,000, as compared to the $500,000 Melrose Loan, under more favorable loan terms. The Board, however, never put HWH Lending's loan proposal to a vote.

66. On April 29, 2013, Backus submitted his written resignation to the Board, stating that he does "not have confidence in the strategic direction the Company is pursuing" and "the approach the Company has used to raise money (including involving a disgraced former

employee and convicted felon)." Backus cites a number of specific reasons for his decision, including the Company's refusal to discuss, at the Board level, HWH Lending's loan proposal.

FIRST CAUSE OF ACTION
Breach of Fiduciary Duty

67. Plaintiff incorporates by reference and realleges each of the preceding allegations as if fully set forth herein.

68. The Director Defendants have fiduciary duties of care and loyalty to the Company.

69. The Director Defendants have breached these duties by acting in bad faith and in conscious disregard of their responsibilities. Specifically, the Director Defendants are liable for their sustained and systematic failure to exercise oversight with respect to the Company's internal controls, enabling a convicted felon to receive unauthorized advances and other benefits from the Company and to function as the *de facto* CEO of the Company, with a salary funneled to him by Dhadphale.

70. The Director Defendants have further breached their fiduciary duties by taking actions to further their own personal interests rather than the best interests of the Company's stockholders. Specifically, the Director Defendants have not scheduled an annual meeting of stockholders since December 31, 2007, and thus deprived the Company's stockholders, which include Plaintiff, of the right to elect new directors. The Director Defendants have also failed to keep the Company current on its SEC-reporting obligations. The Director Defendants have disregarded these corporate formalities for the sole or primary purpose of maintaining decision-making authority over the Company.

71. In refusing to hold annual meetings and to ensure compliance with the Company's public filing requirements, the Director Defendants have intentionally failed to act in the face of known duties, as established by federal and state law and the Company's bylaws.

72. The Director Defendants have further breached their fiduciary duties by failing to advance the best interests of the corporation. Specifically, the Director Defendants approved the Melrose Loan, which provides no significant benefit to the Company and gives Melrose more value in warrants than the value of the loan itself. The Director Defendants approved the Melrose Loan and ignored an alternative loan proposal that offered more working capital and more favorable terms.

73. As a result of the Director Defendants' multiple breaches of their fiduciary duty of care and loyalty to the Company, the Company (i) is delinquent in its public filings; (ii) has been prevented from electing its directors on an annual basis; (iii) has lacked appropriate internal controls which has resulted in the misappropriation of Company funds; (iv) has entered into a loan transaction that provides disproportionate benefits to the lender as compared to the benefits received by the Company; and (v) has sustained monetary damages in an amount to be determined at trial.

SECOND CAUSE OF ACTION
Entrenchment

74. Plaintiff incorporates by reference and realleges each of the preceding allegations as if fully set forth herein.

75. Under Delaware law, a corporation is required to hold an annual meeting of stockholders for the election of directors, unless directors are elected by written consent of the stockholders in lieu of an annual meeting.

76. The Company's bylaws also require annual meetings for the election of directors to be conducted within 13 months of the last annual meeting.

77. Notwithstanding the Company's obligations under Delaware law and its bylaws, the Company has not conducted an Annual Meeting since December 31, 2007.

78. Further, no action has been taken by written consent in lieu of an annual meeting to elect the Company's directors.

79. Accordingly, since 2007, the Company's stockholders, which include Plaintiff, have been deprived of their right to elect new directors.

80. The absence of annual stockholders' meetings to elect Company directors has had no valid corporate purpose.

81. Plaintiff and the non-defendant directors have made requests upon the Board to convene an annual meeting for the election of directors.

82. The Director Defendants have purposefully prevented such meetings in order to maintain their control over the Company and protect their tenure on the Board.

83. The Director Defendants' recent actions to further entrench themselves as directors have had adverse consequences for the Company. On March 20, 2013, Plaintiff filed with this Court a Verified Complaint to Compel an Annual Meeting of Stockholders pursuant to 8 *Del. C.* § 211, Case No. 8427-VCN. Within one week of being served with this Complaint, the Director Defendants hastily approved the Melrose Loan, ignoring a more favorable loan proposal from Plaintiff. Just a few days later, Melrose exercised the warrant it received in consideration of the loan and received over 573,000 shares of stock at a value significantly higher than the value of the loan itself.

84. By reason of the foregoing, the Company is entitled to recover from the Director Defendants all monetary damages arising from their acts of entrenchment, in an amount to be determined at trial.

THIRD CAUSE OF ACTION
Waste

85. Plaintiff incorporates by reference and realleges each of the preceding allegations as if fully set forth herein.

86. The Director Defendants have irrationally squandered and/or given away corporate assets. The Director Defendants, and Dhadphale in particular, have permitted Peppel, a convicted felon who was forced to resign from the Company and is barred by the SEC from ever again serving as a director or officer of a public company, to continue to receive a salary and/or other compensation from the Company.

87. On information and belief, the Company continues to pay Peppel through Dhadphale.

88. On information and belief, Dhadphale sought and obtained an increase in his compensation for the sole purpose of advancing funds to Peppel.

89. Additionally, the Director Defendants, in approving the Melrose Loan, have given Melrose more value in warrants than the value of the loan itself.

90. Through their dealings with Peppel and their approval of the Melrose Loan, the Director Defendants have exchanged assets of the Company for disproportionately low consideration.

91. These exchanges were so one-sided that no business person of ordinary, sound judgment would conclude that the Company received fair and adequate consideration.

92. As a result of the Director Defendants' foregoing acts of waste, the Company has sustained monetary damages in an amount to be determined at trial, including but not limited to recovery of all misappropriated funds, plus interest.

WHEREFORE, Plaintiff prays for judgment against the Director Defendants as follows:

A. Declaring that the Director Defendants breached their fiduciary duties to the Company and are liable for all monetary damages arising therefrom, in an amount to be determined at trial, including but not limited to recovery of all misappropriated funds, plus interest;

B. Awarding reasonable attorneys' and experts' fees, costs and expenses; and

C. Such other and further relief as this Court shall deem just and proper.

PROCTOR HEYMAN LLP

/s/ Vernon R. Proctor

Vernon R. Proctor (# 1019)
Dawn Kurtz Crompton (# 5579)
300 Delaware Avenue, Suite 200
Wilmington, DE 19801
(302) 472-7300

Attorneys for Plaintiff

OF COUNSEL:

ANDREWS KURTH LLP
Lynne M. Fischman Uniman
Joseph A. Patella
450 Lexington Ave.
New York, NY 10017

Dated: May 7, 2013